AppFolio, Inc. Announces Second Quarter 2024 Financial Results
Q2 revenue grows 34% and profitability continues to expand

SANTA BARBARA, Calif., July 25, 2024 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the second quarter ended June 30, 2024.

"We’re proud of another quarter of strong performance," said Shane Trigg, President and CEO, AppFolio. "Through adoption of AI, mixed portfolio offerings and more, our customers are transforming the performance of their businesses through our platform.”

Financial Highlights for Second Quarter of 2024
•Revenue grew 34% year-over-year to $197.4 million.
•Total units under management grew 9% year-over-year to 8.4 million.
•GAAP operating income was $36.0 million, or 18.3% of revenue, compared to an operating loss of ($0.7 million), or (0.5%) of revenue, in Q2 2023.
•Non-GAAP operating income was $51.4 million, or 26.0% of revenue, compared to an operating income of $9.4 million, or 6.4% of revenue, in Q2 2023.
•Net cash provided by operating activities was $50.9 million, or 25.8% of revenue, compared to ($9.2 million), or (6.3)% of revenue, in Q2 2023.
•Non-GAAP free cash flow was $49.4 million, or 25.0% of revenue, compared to $6.2 million, or 4.2% of revenue, in Q2 2023.

Financial Outlook
Based on information available as of July 25, 2024, AppFolio's outlook for fiscal year 2024 follows:
•Full year revenue is expected to be in the range of $772 million to $778 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 23.5% to 24.5%.
•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be in the range of 22% to 24%.
•Diluted weighted average shares outstanding are expected to be approximately 37 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, July 25, 2024, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s second quarter 2024 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/96wjz8by/. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIa42e2ceac22a4430895498871e862f79, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of current and historical non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “Statement Regarding the Use of Non-GAAP Financial Measures.”

AppFolio is unable, at this time, to provide GAAP equivalent guidance measures on a forward-looking basis for non-GAAP operating margin and non-GAAP free cash flow margin because certain items that impact these measures are uncertain, out of our control, or cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “future’” “predicts, “projects,” “target,” “seeks,” “contemplates,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2024 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and expectations based on information currently available and speak only as of the date the statement is made. Forward-looking statements are subject to numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements include those risks, uncertainties and other factors described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 1, 2024, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in AppFolio’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$59,639	$49,509
Investment securities—current	221,693	162,196
Accounts receivable, net	25,691	20,709
Prepaid expenses and other current assets	41,774	39,943
Total current assets	348,797	272,357
Property and equipment, net	26,700	28,362
Operating lease right-of-use assets	18,232	19,285
Capitalized software development costs, net	17,345	21,562
Goodwill	56,060	56,060
Other long-term assets	12,183	11,263
Total assets	$479,317	$408,889
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,256	$1,141
Accrued employee expenses	31,962	35,567
Accrued expenses	16,423	21,723
Other current liabilities	13,708	11,335
Total current liabilities	63,349	69,766
Operating lease liabilities	39,447	41,114
Other liabilities	5,109	697
Total liabilities	107,905	111,577
Stockholders’ equity	371,412	297,312
Total liabilities and stockholders’ equity	$479,317	$408,889

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue(1)	$197,375	$147,075	$384,805	$283,175
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	69,601	57,854	134,247	114,062
Sales and marketing(2)	27,300	27,002	51,755	56,400
Research and product development(2)	39,522	37,263	77,417	74,925
General and administrative(2)	20,254	18,819	41,386	50,510
Depreciation and amortization	4,670	6,816	9,882	14,487
Total costs and operating expenses	161,347	147,754	314,687	310,384
Income (loss) from operations	36,028	(679)	70,118	(27,209)
Other income (loss), net	—	(54)	—	(34)
Interest income, net	3,476	1,478	6,468	2,839
Income (loss) before provision for income taxes	39,504	745	76,586	(24,404)
Provision for income taxes	9,839	19,646	8,258	29,607
Net income (loss)	$29,665	$(18,901)	$68,328	$(54,011)
Net income (loss) per common share:
Basic	$0.82	$(0.53)	$1.89	$(1.52)
Diluted	$0.81	$(0.53)	$1.86	$(1.52)
Weighted average common shares outstanding
Basic	36,241	35,565	36,164	35,505
Diluted	36,742	35,565	36,720	35,505
(1) The following table presents our revenue categories:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Core solutions	$44,024	$38,515	$86,944	$75,684
Value Added Services	151,620	106,085	293,951	202,920
Other	1,731	2,475	3,910	4,571
Total revenue	$197,375	$147,075	$384,805	$283,175

(2) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,175	$988	$2,135	$1,756
Sales and marketing	1,703	444	3,213	2,861
Research and product development	6,472	4,348	12,154	9,787
General and administrative	5,444	4,992	10,766	10,271
Total stock-based compensation expense	$14,794	$10,772	$28,268	$24,675

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash from operating activities
Net income (loss)	$29,665	$(18,901)	$68,328	$(54,011)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,199	6,198	8,892	13,135
Amortization of operating lease right-of-use assets	530	541	1,053	1,109
Gain on lease modification	—	(1,915)	—	(4,281)
Stock-based compensation, including as amortized	15,266	11,390	29,258	26,027
Other	(2,181)	(553)	(4,005)	(708)
Changes in operating assets and liabilities:
Accounts receivable	488	(2,616)	(4,982)	(3,530)
Prepaid expenses and other assets	(3,692)	333	5,157	(2,066)
Accounts payable	(296)	788	437	(989)
Operating lease liabilities	(943)	(3,867)	(1,418)	(4,638)
Accrued expenses and other liabilities	7,833	(628)	(8,897)	22,295
Net cash provided by (used in) operating activities	50,869	(9,230)	93,823	(7,657)
Cash from investing activities
Purchases of available-for-sale investments	(94,377)	(72,312)	(151,539)	(73,597)
Proceeds from sales of available-for-sale investments	—	—	—	1,013
Proceeds from maturities of available-for-sale investments	57,785	11,727	94,455	49,617
Purchases of property and equipment	(38)	(1,377)	(1,458)	(2,171)
Capitalization of software development costs	(1,404)	(986)	(2,529)	(2,151)
Proceeds from sale of equity-method investment	—	—	—	629
Net cash used in investing activities	(38,034)	(62,948)	(61,071)	(26,660)
Cash from financing activities
Proceeds from stock option exercises	24	668	3,898	1,502
Tax withholding for net share settlement	(12,434)	(7,717)	(26,520)	(13,256)
Net cash used in financing activities	(12,410)	(7,049)	(22,622)	(11,754)
Net increase (decrease) in cash, cash equivalents and restricted cash	425	(79,227)	10,130	(46,071)
Cash, cash equivalents and restricted cash
Beginning of period	59,464	104,175	49,759	71,019
End of period	$59,889	$24,948	59,889	24,948

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$69,601	$57,854	$134,247	$114,062
Stock-based compensation expense	(1,175)	(988)	(2,135)	(1,756)
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$68,426	$56,866	$132,112	$112,306
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	35%	39%	35%	40%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	35%	39%	34%	40%

GAAP sales and marketing	$27,300	$27,002	$51,755	$56,400
Stock-based compensation expense	(1,703)	(444)	(3,213)	(2,861)
Non-GAAP sales and marketing	$25,597	$26,558	$48,542	$53,539
GAAP sales and marketing as a percentage of revenue	14%	18%	13%	20%
Non-GAAP sales and marketing as a percentage of revenue	13%	18%	13%	19%

GAAP research and product development	$39,522	$37,263	$77,417	$74,925
Stock-based compensation expense	(6,472)	(4,348)	(12,154)	(9,787)
Non-GAAP research and product development	$33,050	$32,915	$65,263	$65,138
GAAP research and product development as a percentage of revenue	20%	25%	20%	26%
Non-GAAP research and product development as a percentage of revenue	17%	22%	17%	23%

GAAP general and administrative	$20,254	$18,819	$41,386	$50,510
Stock-based compensation expense	(5,444)	(4,992)	(10,766)	(10,271)
Gain on lease modification	—	1,915	—	4,281
CEO separation costs, net	—	—	—	(11,520)
Non-GAAP general and administrative	$14,810	$15,742	$30,620	$33,000
GAAP general and administrative as a percentage of revenue	10%	13%	11%	18%
Non-GAAP general and administrative as a percentage of revenue	8%	11%	8%	12%

GAAP depreciation and amortization	$4,670	$6,816	$9,882	$14,487
Amortization of stock-based compensation capitalized in software development costs	(471)	(618)	(990)	(1,352)
Amortization of purchased intangibles	(118)	(621)	(237)	(1,240)
Non-GAAP depreciation and amortization	$4,081	$5,577	$8,655	$11,895
GAAP depreciation and amortization as a percentage of revenue	2%	5%	3%	5%
Non-GAAP depreciation and amortization as a percentage of revenue	2%	4%	2%	4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income (loss) from operations:
GAAP income (loss) from operations	$36,028	$(679)	$70,118	$(27,209)
Stock-based compensation expense	14,794	10,772	28,268	24,675
Amortization of stock-based compensation capitalized in software development costs	471	618	990	1,352
Amortization of purchased intangibles	118	621	237	1,240
Gain on lease modification	—	(1,915)	—	(4,281)
CEO separation costs, net	—	—	—	11,520
Non-GAAP income from operations	$51,411	$9,417	$99,613	$7,297

Operating margin:
GAAP operating margin	18.3%	(0.5)%	18.2%	(9.6)%
Stock-based compensation expense as a percentage of revenue	7.4	7.4	7.3	8.7
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.2	0.4	0.3	0.5
Amortization of purchased intangibles as a percentage of revenue	0.1	0.4	0.1	0.4
Gain on lease modification as a percentage of revenue	—	(1.3)	—	(1.5)
CEO separation costs, net as a percentage of revenue	—	—	—	4.1
Non-GAAP operating margin	26.0%	6.4%	25.9%	2.6%

Net income (loss):
GAAP net income (loss)	$29,665	$(18,901)	$68,328	$(54,011)
Stock-based compensation expense	14,794	10,772	28,268	24,675
Amortization of stock-based compensation capitalized in software development costs	471	618	990	1,352
Amortization of purchased intangibles	118	621	237	1,240
Gain on lease modification	—	(1,915)	—	(4,281)
CEO separation costs, net	—	—	—	11,520
Income tax effect of adjustments	(3,883)	17,292	(18,262)	27,783
Non-GAAP net income	$41,165	$8,487	$79,561	$8,278

Net income (loss) per share, basic:
GAAP net income (loss) per share, basic	$0.82	$(0.53)	$1.89	$(1.52)
Non-GAAP adjustments to net income (loss)	0.32	0.77	0.31	1.75
Non-GAAP net income per share, basic	$1.14	$0.24	$2.20	$0.23

Net income (loss) income per share, diluted:
GAAP net income (loss) per share, diluted	$0.81	$(0.52)	$1.86	$(1.49)
Non-GAAP adjustments to net income (loss)	0.31	0.75	0.31	1.72
Non-GAAP net income per share, diluted	$1.12	$0.23	$2.17	$0.23

Weighted-average shares used in GAAP per share calculation
Basic	36,241	35,565	36,164	35,505
Diluted	36,742	35,565	36,720	35,505

Weighted-average shares used in non-GAAP per share calculation
Basic	36,241	35,565	36,164	35,505
Diluted	36,742	36,305	36,720	36,200

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Free cash flow:
GAAP net cash provided by (used in) operating activities	$50,869	$(9,230)	$93,823	$(7,657)
Purchases of property and equipment	(38)	(1,377)	(1,458)	(2,171)
Capitalized software development costs	(1,404)	(986)	(2,529)	(2,151)
CEO separation costs payment	—	14,926	—	14,926
Partial lease termination payment	—	2,851	—	2,851
Severance payments for workforce reduction	—	—	566	—
Non-GAAP free cash flow	$49,427	$6,184	$90,402	$5,798

Free cash flow margin:
GAAP net cash provided by (used in) operating activities as a percentage of revenue	25.8%	(6.3)%	24.4%	(2.7)%
Purchases of property and equipment as a percentage of revenue	—	(0.9)	(0.4)	(0.8)
Capitalized software development costs as a percentage of revenue	(0.8)	(0.7)	(0.6)	(0.8)
CEO separation costs payment	—	10.2	—	5.3
Partial lease termination payment	—	1.9	—	1.0
Severance payments for workforce reduction	—	—	0.1	—
Non-GAAP free cash flow margin	25.0%	4.2%	23.5%	2.0%

Statement Regarding the Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP presentation of income (loss) from operations, costs and operating expenses, operating margin, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, CEO separation costs, net, gain on lease modification, and the related income tax effect of these adjustments, as applicable and described below. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) from operations as a percentage of revenue.

•Non-GAAP free cash flow. Non-GAAP free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs and severance payments for workforce reduction. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations. We review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations. Free cash flow margin is calculated as free cash flow as a percentage of revenue.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses, which include costs related to our workforce reduction, vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•CEO separation costs, net. We incurred one-time separation costs associated with our former Chief Executive Officer's Transition and Separation Agreement, dated March 1, 2023. We have excluded these costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 and June 2023, we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Workforce reduction costs. We incurred one-time severance and related personnel costs associated with our workforce reduction in the third quarter of 2023. We have excluded these costs, along with the subsequent cash payments, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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